COMMON STOCK OPTION AGREEMENT
                        (Non-transferrable)

     THE OPTION PROVIDED FOR HEREIN AND THE UNDERLYING SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER SUCH OPTION NOR SUCH UNDERLYING SECURITIES MAY BE ASSIGNED, HYPOTHECATED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED EXCEPT AS PROVIDED IN THIS OPTION AGREEMENT.

                        CELEX Group, Inc.,
                      an Illinois Corporation

     In consideration of services rendered, CELEX Group, Inc., an Illinois corporation (the "Corporation"), hereby grants to JAMES M. BELTRAME (the "Holder") the right and option (the "Option") to purchase the number of shares as provided in Section 3 below (the "Shares") of the common stock, $.01 par value, of the Corporation (the "Common Stock") for the price, during the time period, and on the other terms and conditions set forth herein.

           1. CERTAIN TERMS AND CONDITIONS OF EXERCISE.

     The Option and its exercise shall be subject to the following:

          (a) The Option shall become exercisable, in whole or in part, as follows:

                                             PERCENTAGE OF SHARES
     YEARS AFTER GRANT DATE             EXERCISABLE

     less than two years                          0%
     two years but less than three years     20%
     three years but less than four years    40%
     four years but less than five years          60%
     five years but less than six years           80%
     six years or more                            100%

     Nothwithstanding the above, this Option shall be fully exercisable after a Change in Control. As used herein, Change of Control shall have the same meaning as the term is defined in the Celex Group, Inc. Stock Option Plan.

          (b) The Option shall expire on June 17, 2006.

     Upon expiration of the Option without its having been duly exercised, the Option shall be and become null, void and of no further effect.

          (c) The Holder shall exercise the Option by surrender to the Corporation of this Option Agreement together with delivery to the Corporation of a duly executed copy of the Purchase Form attached hereto as Exhibit A, accompanied by payment in cash or by certified or cashier's check of the Option Price (as defined in Section 2).

          (d) Within twenty (20) business days after the exercise of the Option the Corporation shall cause to be issued in the name of and delivered to the Holder a certificate or certificates for the Shares. The Corporation covenants that (i) all Shares issued and delivered upon the due exercise of the Option by the Holder shall, upon such issuance and delivery, be fully paid and non-assessable, and (ii) the Corporation shall agree at all times to reserve and hold available a sufficient number of shares of its authorized but unissued Common Stock to provide for delivery of the Shares upon the exercise of the Option.

          (e) The Holder agrees that at the time of exercise of the Option he will, if the Corporation so requests, deliver to the Corporation a written representation, in form satisfactory to the Corporation and its counsel, to the effect that he is purchasing the Shares for investment and not with a view to the offer for sale or the sale in connection with the distribution thereof and containing such other related representations as the Corporation may require.

                       2. THE OPTION PRICE.

     The Option Price shall be $6.125 per share, which price is deemed to be equal to the fair market value of the Shares as of the date hereof.


                   3. THE NUMBER OF THE SHARES.

     The number of the Shares shall be:  FORTY THOUSAND (40,000).

                   4.  ANTI-DILUTION PROVISIONS.

     Subject to the limitations of Section 5 herein, the number and kind of securities purchasable upon the exercise of the Option and the Option Price shall be subject to equitable adjustment to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger in which the Corporation is the surviving corpopration, reorganization, rights offering, liquidation or similar event.


     5. EXPIRATION OF THE OPTION ON CERTAIN ADDITIONAL EVENTS.

     Anything   contained   in   this  Option  Agreement  to  the  contrary
notwithstanding, if there shall occur any of the following:

          (a) merger of the Corporation into any other corporation in which merger the Corporation is not the surviving corporation,

          (b) consolidation of the Corporation with any other corporation,

          (c) share exchange with any other corporation in which the Corporation is an acquired party,

          (d) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation, or

          (e) the voluntary dissolution of the Corporation by consent or vote of its shareholders,

then the Option (unless theretofore exercised) shall expire and be and become null, void and of no further effect on and as of the record date for determining the holders of the Common Stock entitled to vote upon such merger, consolidation, share exchange, disposition or dissolution.

     The Corporation covenants and agrees that, in addition to any other notice requirement to which the Corporation may be subject, it shall give the Holder not less than twenty (20) days' prior notice of the record date for determining the holders of the Common Stock entitled to vote upon any such merger, consolidation, share exchange, disposition or dissolution.

                     6.  TRANSFER RESTRICTIONS

     (a) The Holder acknowledges and agrees that the Option and the Shares issuable upon the exercise of the Option have not been and will not be registered under either the Securities Act of 1933 (the "Act") or any applicable state securities law ("State Acts") and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Corporation of a favorable opinion of counsel and a submission to the Corporation of such evidence as may be satisfactory to counsel to the Corporation, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

     (b) The stock certificates of the Corporation that will evidence the Shares issuable upon exercise of the Option shall bear a conspicuous legend in substantially the following form:

     "The  securities  represented  by   this  certificate  have  not  been
     registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Corporation of a favorable opinion of its counsel and submission to the Corporation of such other evidence as may be satisfacatory to counsel of the Corporation, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts."

     (c) The Corporation has not agreed and is not obligated to register any of the Shares for distribution in accordance with the provisions of the Act or the State Acts and the Corporation has not agreed and is not obligated to comply with any exemption from registration under the Act or the State Acts for the resale of any of the Shares. The Holder understands that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission, the Shares may be required to be held indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from registration is available, in which case the Holder may continue to be limited as to the number of Shares that may be sold.


                      7. NON-TRANSFERABILITY.

     This Option Agreement and the Option shall not be assigned, pledged, sold or otherwise transferred or encumbered by the Holder.

                            8. NOTICES.

     Any notice or other communication to the Corporation or to the Holder of this Option shall be in writing and any such notice or communication shall be deemed duly given or made if mailed by registered or certified mail, return receipt requested, postage prepaid

          (a) if to the Corporation, to the Corporation's office at 919 Springer Drive, Lombard, Illinois 60148, or at such other address as the Corporation may designate by notice to the Holder, and

          (b) if to the Holder, to the address stated below, or at such other address as the Holder may designate by notice to the Corporation.

                         9. GOVERNING LAW.

     This Option shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

                    10. SUCCESSORS AND ASSIGNS.

     All of the provisions of this Option Agreement shall be binding on the Corporation and its successors and assigns and the Holder, his heirs and his personal representatives.

     IN WITNESS WHEREOF, CELEX Group, Inc. has caused this Option Agreement to be signed in its corporate name under its corporate seal by its President and its corporate seal to be hereunto affixed and its execution hereof to be attested by its Secretary, as of this 17th day of June, 1996.

                              CELEX Group, Inc.

                              By:
                              Its:




ATTEST:

_________________________
Secretary



Accepted:                      , 1996:


                                      FEIN or SSN:
Holder (Signature)

    James M. Beltrame

Holder (Print Name)

111 Adams


Hinsdale, Illinois 60521

     Address


                             EXHIBIT A

                           PURCHASE FORM

To:  CELEX Group, Inc.
     919 Springer Drive
     Lombard, IL  60148


     The undersigned hereby irrevocably subscribes for            shares of
Common Stock of CELEX Group, Inc. pursuant to and in accordance with the terms and conditions of that certain Stock Option Agreement dated as of
, 19__, and hereby makes payment of                                 Dollars
($           )  therefor and requests that a certificate for such shares be issued in the name of the undersigned and delivered to the undersigned at the address listed below.



                         Address:

                         Social Sec.
                         or FEI Number:


Dated:                              , 1996